                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                       Affiliated Computer Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                   [ACS LOGO]

                       AFFILIATED COMPUTER SERVICES, INC.
                           2828 North Haskell Avenue
                              Dallas, Texas 75204

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on October 25, 2001

To the Stockholders of
AFFILIATED COMPUTER SERVICES, INC.:

     The Annual Meeting of Stockholders of Affiliated Computer Services, Inc. ("ACS") will be held at Cityplace Conference Center, 2711 North Haskell Avenue, Dallas, Texas 75204 on October 25, 2001 at 11:00 a.m., Dallas, Texas time for the following purposes:

          1. To elect directors to hold office for a one-year term and until their respective successors shall have been duly elected and qualified;

          2. To consider and vote upon the performance-based incentive compensation for ACS' executive officers;

          3. To consider, if presented at the annual meeting, and vote upon a stockholder proposal regarding the diversity of the Board of Directors; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 21, 2001 as the record date for the determination of stockholders of ACS entitled to notice of, and to vote at, the Annual Meeting of Stockholders. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. A holder of shares of ACS' Class A common stock is entitled to one vote, in person or by proxy, for each share of Class A common stock on all matters properly brought before the Annual Meeting, and a holder of shares of ACS' Class B common stock will be entitled to 10 votes, in person or by proxy, for each share of Class B common stock on all matters properly brought before the Annual Meeting.

     ALL HOLDERS OF ACS' CLASS A COMMON STOCK AND CLASS B COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                            By Order of the Board of Directors

                                            /s/ WILLIAM L. DECKELMAN, JR.

                                                William L. Deckelman, Jr.
                                                    Corporate Secretary

September 28, 2001

                       AFFILIATED COMPUTER SERVICES, INC.
                           2828 NORTH HASKELL AVENUE
                              DALLAS, TEXAS 75204

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 25, 2001

                              GENERAL INFORMATION

     This proxy statement is being furnished to stockholders of record, as of September 21, 2001, of Affiliated Computer Services, Inc., a Delaware corporation, in connection with the solicitation by the Board of Directors of ACS of proxies to be voted at the Annual Meeting of Stockholders to be held at Cityplace Conference Center, 2711 North Haskell Avenue, Dallas, Texas 75204, on October 25, 2001, at 11:00 a.m., Dallas, Texas time, or at any adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing this proxy statement and enclosed form of proxy to stockholders is on or about September 28, 2001.

RECORD DATE AND VOTING

     The Board of Directors of ACS has fixed the close of business on September 21, 2001 as the record date for the Annual Meeting. Only holders of record of the outstanding shares of Class A common stock and Class B common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the close of business on the record date, ACS had outstanding 47,608,056 shares of Class A common stock, $0.01 par value, and 3,299,686 shares of Class B common stock, $0.01 par value. A holder of shares of Class A common stock is entitled to one vote, in person or by proxy, for each share of Class A common stock standing in his or her name on the books of ACS on the record date on any matters properly presented to a vote of the stockholders at the Annual Meeting. A holder of shares of Class B common stock is entitled to 10 votes, in person or by proxy, for each share of Class B common stock standing in his or her name on the books of ACS on the record date on any matter properly presented to a vote of the stockholders at the Annual Meeting. The Class A common stock and the Class B common stock are the only classes of stock entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Class A common stock and Class B common stock entitled to vote at the Annual Meeting or any adjournment thereof is necessary to constitute a quorum to transact business. Abstentions are counted in tabulations of votes cast on proposals submitted to stockholders to determine the total number of votes cast. Abstentions are not counted as votes for or against any such proposal. Broker nonvotes are not counted as votes cast for purposes of determining whether a proposal has been approved. Under Delaware law, the stockholders do not have appraisal rights with respect to matters to be voted upon at this Annual Meeting.

VOTE REQUIRED

     The affirmative vote of the holders of shares of Class A common stock and Class B common stock, voting together as a class, having a plurality of the voting power of ACS eligible to vote and voting, in person or by proxy, at the Annual Meeting, is required to approve Proposal 1, the proposal to elect directors. The affirmative vote of the holders of shares of Class A common stock and Class B common stock, voting together as a class, having a majority of the voting power of ACS eligible to vote and voting, either in person or by proxy, at the Annual Meeting, is required to approve Proposal 2, the proposal to approve the performance-based incentive compensation for ACS' executive officers, and Proposal 3, the stockholder proposal regarding diversity of the members of the Board of Directors and its committees.

PROXY SOLICITATION, REVOCATION AND EXPENSES

     All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted as indicated on the proxy. If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by (i) filing a written notice of revocation received by the person or persons named therein, (ii) the stockholder attending the Annual Meeting and voting the shares covered thereby in person, or (iii) delivering another duly executed proxy dated subsequent to the date thereof to the addressee named in the enclosed proxy.

     Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of the nominees for election of directors named below, to approve the performance-based compensation for ACS' executive officers, and to vote against the stockholder proposal on diversity. Abstentions, broker non-votes and proxies directing that the shares are not to be voted will not be counted as a vote in favor of a matter called for vote.

     The cost of preparing, assembling, printing and mailing this proxy statement and the enclosed proxy form and the cost of soliciting proxies related to the Annual Meeting will be borne by ACS. ACS will request banks and brokers to solicit their customers who are beneficial owners of shares of common stock listed of record in names of nominees, and will reimburse such banks and brokers for the reasonable out-of-pocket expenses for such solicitation.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the record date, certain information with respect to the shares of Class A common stock and the Class B common stock beneficially owned by (i) stockholders known to ACS to own more than 5% of the outstanding shares of such classes, (ii) each of ACS' directors and Named Executive Officers, and (iii) all ACS' executive officers and directors as a group:

                                                  PERCENT OF      AMOUNT      PERCENT OF
                                   AMOUNT AND       TOTAL       AND NATURE      TOTAL
                                   NATURE OF      SHARES OF         OF        SHARES OF     PERCENT OF TOTAL
                                   BENEFICIAL      CLASS A      BENEFICIAL     CLASS B      SHARES OF CLASS A
                                  OWNERSHIP OF      COMMON      OWNERSHIP       COMMON         AND CLASS B      PERCENT OF
                                    CLASS A         STOCK       OF CLASS B      STOCK         COMMON STOCK        TOTAL
                                     COMMON         OWNED         COMMON        OWNED             OWNED           VOTING
DIRECTORS AND EXECUTIVE OFFICERS     STOCK       BENEFICIALLY     STOCK      BENEFICIALLY     BENEFICIALLY       POWER(1)
--------------------------------  ------------   ------------   ----------   ------------   -----------------   ----------
Darwin Deason(2)................   1,504,562         3.13%      3,299,686        100%              9.36%          42.58%
Jeffrey A. Rich(3)..............     225,858            *              --         --                  *               *
Mark A. King(4).................     130,453            *              --         --                  *               *
Henry G. Hortenstine(5).........       1,595            *              --         --                  *               *
William L. Deckelman, Jr. ......          --            *              --         --                  *               *
Harvey V. Braswell(6)...........         696            *              --         --                  *               *
Frank A. Rossi(7)...............      50,000            *              --         --                  *               *
Joseph P. O'Neill(8)............      33,810            *              --         --                  *               *
Peter A. Bracken................       2,518            *              --         --                  *               *
Clifford M. Kendall(9)..........     158,209            *              --         --                  *               *

All Executive Officers and
  Directors as a Group (fourteen
  persons)(10)..................   2,130,631         4.44%      3,299,686        100%             10.58%          43.35%

BENEFICIAL OWNERS OF MORE THAN 5% OF ACS' COMMON STOCK(11)

Fidelity Financial Services.....   6,812,000        14.19%             --         --              13.27%           8.41%
  14651 Dallas Parkway
  Suite 200
  Dallas, TX 75240

T. Rowe Price Associates,
  Inc. .........................   4,656,000         9.70%             --         --               9.07%           5.75%
  100 E. Pratt Street
  Baltimore, MD 21202

Massachusetts Financial Services
  Company.......................   3,874,000         8.07%             --         --               7.55%           4.78%
  500 Boylston Street
  Boston, MA 02116

Franklin Resources, Inc. .......   3,482,635         7.25%             --         --               6.79%           4.30%
  777 Mariners Island
  San Mateo, CA 94404

---------------

  *  Less than 1%.

 (1) In calculating the percent of total voting power, the voting power of shares of Class A common stock (one vote per share) and Class B common stock (ten votes per share) are aggregated.

 (2) The 3,299,686 shares of Class B common stock listed and 1,003,397 of the shares of Class A common stock listed are owned by The Deason International Trust. Mr. Deason holds the sole voting power with respect to such shares through an irrevocable proxy signed by the Trust. The investment power with respect to such shares is held by the Trust. The shares of Class A common stock include 7,310 shares owned by Mr. Deason's spouse and spouse's daughter, as to which shares Mr. Deason disclaims beneficial ownership and 2,155 shares owned by Mr. Deason through the ACS Employee Stock Purchase Plan. ACS has filed an S-3 registration statement with the Securities and Exchange

     Commission, in which 1,504,562 shares of Class A common stock owned by Mr. Deason or The Deason International Trust are to be registered upon the effectiveness of such registration statement; however, Mr. Deason and The Deason International Trust have indicated that they have no present intention to sell such shares upon registration.

 (3) Includes 198,050 shares of Class A common stock, which are not outstanding, but are subject to options exercisable within sixty days of the record date; 126 shares owned through the ACS 401(k) Plan; and 496 shares owned through the ACS Employee Stock Purchase Plan.

 (4) Includes 80,000 shares of Class A common stock, which are not outstanding, but are subject to options exercisable within sixty days of the record date; 5,689 shares of Class A common stock owned by Mr. King's spouse, to which Mr. King disclaims beneficial ownership; 959 shares of Class A common stock owned through the ACS 401(k) Plan; 2,993 shares of Class A common stock owned by Mr. King through the ACS Employee Stock Purchase Plan; and 2,000 shares of Class A common stock owned by Mr. King in an IRA.

 (5) Includes 1,493 shares owned through the ACS Employee Stock Purchase Plan; and 102 shares owned through the ACS 401(k) Plan.

 (6) Includes 696 shares of Class A Common Stock owned through the ACS Employee Stock Purchase Plan.

 (7) Includes 40,000 shares of Class A common stock, which are not outstanding, but are subject to options exercisable within sixty days of the record date.

 (8) Includes 20,000 shares of Class A common stock, which are not outstanding, but are subject to options exercisable within sixty days of the record date.

 (9) Includes 22,000 shares of Class A common stock owned by Mr. Kendall's spouse, as to which Mr. Kendall disclaims beneficial ownership; and 2,409 shares owned by Mr. Kendall in an IRA.

(10) Includes 348,050 shares of Class A common stock, which are not outstanding, but are subject to options exercisable within sixty days of the record date; 1,869 shares of Class A common stock owned through the ACS 401(k) Plan; and 9,394 shares of Class A common stock owned through the ACS Employee Stock Purchase Plan.

(11) Based on filings by the stockholder with the Securities and Exchange Commission.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires ACS' Directors, certain officers and persons who own more than 10% of the outstanding common stock of ACS to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock of ACS held by such persons. These persons are also required to furnish ACS with copies of all forms they file under this regulation. To ACS' knowledge, based solely on a review of the copies of such reports furnished to ACS and without further inquiry, all required forms were filed on time.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors consists of nine directors. All directors must stand for election at the Annual Meeting and shall hold office for a one-year term and until their respective successors are elected and qualified.

     Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of each of the nominees for the Board of Directors named below. The proxies cannot be voted for more than nine nominees. The nominees have indicated that they are able and willing to serve as directors. Stockholders may withhold authority to vote for any nominee by striking the name of such nominee on the proxy card.

NOMINEES FOR ELECTION AS DIRECTOR

     The following table lists the name and principal occupation of each nominee for director and the year in which each such person was first elected as a director of ACS.

                                                                                     SERVED AS
                                                                                     DIRECTOR
NAME                                                PRINCIPAL OCCUPATION               SINCE
----                                                --------------------             ---------
Darwin Deason...........................  Chairman of the Board                        1988
Jeffrey A. Rich.........................  President and Chief Executive Officer        1991
Mark A. King............................  Chief Operating Officer                      1996
William L. Deckelman, Jr. ..............  Executive Vice President, Corporate          2000
                                          Secretary and General Counsel
Henry G. Hortenstine....................  Executive Vice President, Global             1996
                                          Business Development
Peter A. Bracken........................  Private Investor                             1997
Joseph P. O'Neill.......................  President and Chief Executive Officer,       1994
                                          Public Strategies Washington, Inc.
Frank A. Rossi..........................  Chairman, FAR Holdings Company, L.L.C.       1994
Clifford M. Kendall.....................  Private Investor                             1997

BUSINESS EXPERIENCE OF EACH NOMINEE

     Set forth below is certain information with respect to each of the nominees for the office of director.

     DARWIN DEASON, age 61, has served as Chairman of the Board of ACS since its formation in 1988. He also served as Chief Executive Officer from the formation of ACS until February 1999. Prior to the formation of ACS, Mr. Deason spent 20 years with MTech Corp., a data processing subsidiary of MCorp, a bank holding corporation based in Dallas, Texas, serving as MTech's Chief Executive Officer and Chairman of the Board from 1978 until April 1988, and served on the board of various subsidiaries of MTech and MCorp. Mr. Deason is also a director of DDH Aviation, Inc.

     JEFFREY A. RICH, age 41, has been a director of ACS since August 1991. Mr. Rich has served as President and Chief Executive Officer of ACS since February 1999. Prior to then, he had served as President and Chief Operating Officer since April 1995. Mr. Rich joined ACS in 1989 as Senior Vice President and Chief Financial Officer and was named Executive Vice President in 1991. Prior to joining ACS, Mr. Rich served as a Vice President of Citibank N.A. from March 1986 through June 1989. Mr. Rich also serves as a director of Pegasus Solutions, Inc.

     MARK A. KING, age 44, has been a director of ACS since 1996. Mr. King has served as Chief Operating Officer of ACS since March 2001. Prior to that date, he had served as Executive Vice President and Chief Financial Officer since May 1995. Mr. King joined ACS in November 1988 as Chief Financial Officer of various ACS subsidiaries. Prior to joining ACS, Mr. King was Vice President and Assistant Controller of Mtech Corp.

     WILLIAM L. DECKELMAN, JR., age 44, has served as Executive Vice President, Corporate Secretary and General Counsel and as a director of ACS since March 2000. From May 1995 to March 2000, Mr. Deckelman was in private law practice, and was a stockholder of the law firm of Munsch Hardt Kopf & Harr, P.C. in Austin, Texas from January 1996 until March 2000. Previously, Mr. Deckelman served as Executive Vice President, Secretary and General Counsel of ACS from November 1993 until May 1995, and as Senior Vice President, Secretary and General Counsel of ACS from February 1989 through November 1993. Prior to that time he was an attorney with Electronic Data Systems Corporation.

     HENRY G. HORTENSTINE, age 57, has served as Executive Vice President, Global Business Development of ACS since March 2001 and as a director since September 1996. From March 1995 to March 2001 Mr. Hortenstine served as Executive Vice President and in addition during the period from April 1998 to

March 2001 he also served as Group President of ACS Technology Solutions Group. Prior to March 1995, he served as Senior Vice President -- Business Development from July 1993 to March 1995. Mr. Hortenstine was engaged by ACS as a consultant providing various business and corporate development services from 1990 to July 1993.

     PETER A. BRACKEN, age 60, joined Computer Data Systems, Inc. (now known as ACS Government Services, Inc.) in May 1996 as Chief Executive Officer and President. At the time of the acquisition by ACS of ACS Government Services, Inc. by a merger in December 1997, Mr. Bracken became an Executive Vice President and director of ACS, and served as Group President of ACS Government Services, Inc. from April 1998 until July 1999. Mr. Bracken served ACS as Vice Chairman of ACS Government Services, Inc. until June 2001. From 1986 to 1996, Mr. Bracken was employed by Martin Marietta Corporation (now Lockheed Martin Corporation), most recently as President of the Information Sciences Group. Before joining Martin Marietta in 1986, Mr. Bracken served as Director of Mission Operation and Data Systems for NASA's Goddard Space Flight Center.

     JOSEPH P. O'NEILL, age 54, has served as a director of ACS since November 1994. Mr. O'Neill has served as President and Chief Executive Officer of Public Strategies Washington, Inc., a public affairs and consulting firm, since March 1991, and from 1985 through February 1991, he served as President of the National Retail Federation, a national association representing United States retailers.

     FRANK A. ROSSI, age 64, has served as a director of ACS since November 1994. Mr. Rossi has served as Chairman of FAR Holdings Company, L.L.C., a private investment firm, since February 1994, and before that was employed by Arthur Andersen & Co. for over 35 years. Mr. Rossi served in a variety of capacities for Arthur Andersen since 1959, including Managing Partner/Chief Operating Officer and as a member of the firm's Board of Partners and Executive Committee.

     CLIFFORD M. KENDALL, age 70, had been with ACS Government Services, Inc. since the founding of its predecessor in 1968 until it was acquired by ACS by a merger in December 1997. At the time of the merger in December 1997, Mr. Kendall became a director of ACS. From 1970 to 1991, Mr. Kendall served as Chief Executive Officer of ACS Government Services, Inc. Mr. Kendall also serves as a director of Washington Real Estate Investment Trust, as Chairman of the Board of On-Site Sourcing, Inc., and as a Director of VSE Corporation.

     Except as set forth above, none of the nominees holds a directorship in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of
Section 15(d) of the Securities Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Special Compensation Committee, the Independent Directors Committee, the Special Transactions Committee and the Nominating Committee.

     The Audit Committee is composed of Messrs. Rossi (Chairman), O'Neill and Kendall. The Audit Committee is responsible for monitoring the integrity of ACS' consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. The Audit Committee recommends to the Board of Directors the selection of ACS' independent auditors. The Audit Committee consists of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Messrs. Rossi and O'Neill are considered "independent" directors as defined by the New York Stock Exchange listing standards (the "Standards"). Mr. Kendall was not considered independent under the Standards because his termination of employment was less than three years ago. Because of his substantial business experience in government contracting and the importance of that expertise to the Audit Committee, Mr. Kendall has been elected by the Board of Directors to serve on the

Audit Committee pursuant to the "override provisions" set forth in the Standards. A copy of the current Audit Committee Charter is attached to this Proxy Statement as Appendix A. The Audit Committee also is responsible for recommending to the Board of Directors the appointment of ACS' independent public accountants and EDP auditors. The Report of the Audit Committee for fiscal year 2001 is included in this proxy statement on page 16.

     The Compensation Committee was formed in May 1994. The members of the Compensation Committee are Messrs. Deason (Chairman), Rossi and O'Neill. The Compensation Committee is responsible for recommending to the Board of Directors policies and plans concerning the salaries, bonuses and other compensation of the executive officers of ACS, including reviewing the salaries of the executive officers and recommending bonuses and other forms of additional compensation for the executive officers. In connection with ACS' establishment of certain procedures to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, so that compensation to executive officers whose annual compensation exceeds $1 million may be deductible by ACS for federal income tax purposes, ACS formed the Special Compensation Committee in August 1996. The members of the Special Compensation Committee are Messrs. Rossi and O'Neill (Chairman). The Special Compensation Committee is responsible for reviewing the compensation of the executive officers whose annual compensation exceeds $1 million, including reviewing and recommending salaries, bonuses and other forms of additional compensation. The Special Compensation Committee is also responsible for the grant of all awards under the stock option plans (other than those to outside directors). The Report of the Compensation Committee and Special Compensation Committee for fiscal year 2001 is included in this proxy statement on page 14.

     The members of the Independent Directors Committee are Messrs. O'Neill and Rossi (Chairman). The Independent Directors Committee was formed in May 1994 to review annually the prices and terms of the services, forms and supplies provided between ACS and Precept Business Services, Inc. Precept Business Services, Inc. filed bankruptcy during ACS' fiscal year ending June 30, 2001 and ACS has discontinued acquiring services, forms and supplies from this vendor. See "Certain Transactions."

     The Special Transactions Committee, which was formed in August 1997 and on which Mr. Deason serves, has the responsibility of considering, evaluating, and approving the terms of potential transactions resulting in the acquisition of assets, businesses, or stock of third parties for cash, ACS Class A common stock, or other consideration with a dollar value of up to 10% of ACS' consolidated assets. The Special Transaction Committee has delegated to the Chief Executive Officer the authority to consider, evaluate, and approve the terms of potential transactions resulting in the acquisition of assets, businesses, or stock of third parties for cash, ACS Class A common stock, or other consideration with a dollar value of up to $25,000,000.

     The Nominating Committee, which was formed in March 1999 and on which Mr. Deason serves, has the responsibility of considering, evaluating and recommending to the Board the slate of director nominees. Recommendations as to nominees will be considered by the Nominating Committee. Such recommendations can be submitted to the Nominating Committee by directing them to ACS' executive offices at 2828 North Haskell Avenue, Dallas, Texas 75204, to the attention of Darwin Deason.

     During the fiscal year ended June 30, 2001, there were five meetings of ACS' Board of Directors. During the fiscal year, there were eight meetings held by the Audit Committee, five meetings held by the Compensation Committee, no meetings held by the Independent Directors Committee, two meetings held by the Special Transaction Committee, five meetings held by the Special Compensation Committee, and one meeting held by the Nominating Committee. All current directors attended at least 75% of the meetings of the Board and the Board committees of which they are members.

                                   PROPOSAL 2

                    APPROVAL OF PERFORMANCE-BASED INCENTIVE
                    COMPENSATION FOR ACS' EXECUTIVE OFFICERS

     The Internal Revenue Code limits ACS' tax deduction for expense in connection with compensation of its chief executive officer and its four other most highly-compensated executive officers for any fiscal year to the extent that the remuneration of such person exceeds $1 million during such fiscal year, excluding remuneration that qualifies as "performance-based compensation."
Section 162(m) of the Internal Revenue Code provides that in order for remuneration to be treated as qualified performance-based compensation, the material terms of the performance goals must be disclosed to and approved by the stockholders of the employer.

     At the Annual Meeting, the stockholders will be asked to approve the terms relating to incentive compensation to be paid to ACS' executive officers for fiscal year 2002. Executive officer compensation for fiscal year 2002 will consist of a base salary, stock option plan, and bonus compensation and will be based on criteria similar to criteria previously used for ACS' executive officers. There are approximately 10 executive officers who will participate in the incentive compensation plan. See "Executive Compensation and Other Information -- Compensation Committee Report on Executive Compensation." Executive officers (other than Mr. Rexford) will be entitled to receive varying ranges of up to 250% (up to 250% for the Chairman of the Board, up to 200% for the President and Chief Executive Officer, up to 175% for the Chief Operating Officer, and from 125% up to 150% for all other executive officers) of their base salaries upon achievement of bonus performance goals, which include ACS' achievement of pre-established growth performance goals in the following four targeted financial measures: consolidated revenues, consolidated earnings before interest, taxes and depreciation, consolidated pre-tax earnings and consolidated earnings per share. In addition to the above described bonus plan, for fiscal year 2002, there is an accelerator bonus plan which allows each of the executive officers to earn up to an additional 25% of their maximum bonus upon exceeding certain financial projections. The maximum bonus that any executive officer may receive for the fiscal year 2002 will be $1,902,369. The bonus performance goals have been pre-established by the Compensation Committee and approved by the Board of Directors for all executive officers other than any executive officer whose compensation may exceed $1 million. For any executive officer whose compensation may exceed $1 million, bonus performance goals are previously established by the Special Compensation Committee, which consists solely of non-employee directors, and are then approved by the Board of Directors. ACS believes that the incentive-related provisions provide performance incentives that are and will be beneficial to ACS and its stockholders.

     Since the amounts payable under the performance-based incentive compensation plan for the fiscal year ending June 30, 2002 are dependent on ACS' financial performance, the amounts are not currently determinable. However, the following table sets forth information regarding the amounts which would have been earned by each of the following executive officers if the plan had been in effect for the fiscal year ending June 30, 2001.

                               NEW PLAN BENEFITS

      PERFORMANCE-BASED INCENTIVE COMPENSATION FOR ACS' EXECUTIVE OFFICERS

                                                               DOLLAR VALUE
NAME AND POSITION                                                 ($)(1)
-----------------                                              ------------
Darwin Deason...............................................    1,521,895
  Chairman of the Board
Jeffrey A. Rich.............................................    1,050,000
  President and Chief Executive Officer
Mark A. King................................................      700,000
  Chief Operating Officer
Henry G. Hortenstine........................................      450,000
  Executive Vice President, Global Business Development
Harvey V. Braswell..........................................      412,500
  Group President -- Government Services and Executive Vice
     President
All executive officers......................................    5,028,020

---------------

(1) Since fiscal year 2002 incentive compensation is not yet determinable, the dollar value was calculated utilizing the fiscal year 2002 base salary and bonus percentages for each executive officer and the fiscal year 2001 bonus performance goals achieved by each respective executive officer.

     THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCENTIVE COMPENSATION PLAN FOR THE EXECUTIVE OFFICERS.

                      DIRECTOR AND EXECUTIVE COMPENSATION

DIRECTOR'S COMPENSATION

     Messrs. Rossi, O'Neill and Kendall, three of the members of the Board of Directors of ACS who were not employed by ACS in fiscal year 2001, receive compensation in the amount of $3,000 for attendance at each Board meeting. Directors are reimbursed for their travel expenses incurred in connection with the meetings. On November 30, 1994 ACS granted to Mr. Rossi options to purchase 50,000 shares of Class A common stock. Mr. Rossi's options are fully vested and exercisable and Mr. Rossi has exercised options to purchase 10,000 shares of Class A common stock. On November 30, 1994 ACS granted to Mr. O'Neill options to purchase 20,000 shares of Class A common stock, and all of such options are fully vested and exercisable. On July 3, 2001 ACS granted to Mr. O'Neill options to purchase 30,000 shares of Class A common stock, none of which options are vested or exercisable. Mr. O'Neill has not exercised any options to purchase shares of Class A common stock. In addition, Mr. Kendall has an option covering 50,000 shares of Class A common stock which was awarded to him shortly after the acquisition by merger of ACS Government Services, Inc. in December 1997, in recognition of his duties after the merger with ACS and ACS Government Services, Inc. Mr. Kendall's options vest ratably over five years, but are not exercisable until the fifth year.

SUMMARY OF NAMED EXECUTIVE OFFICERS' CASH AND OTHER COMPENSATION

     The following table sets forth certain information regarding compensation paid for all services rendered to ACS in all capacities during fiscal years 2001, 2000, and 1999 by ACS' chief executive officer and the four other most highly compensated executive officers of ACS whose total annual salary and bonus exceeded $100,000, based on salary and bonuses earned during fiscal year 2001 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                                -------------------------------------------   ----------------------------------------------
                                                                              RESTRICTED
                                                               OTHER ANNUAL     STOCK                  LTIP      ALL OTHER
NAME AND PRINCIPAL                                             COMPENSATION     AWARDS     OPTIONS/   PAYOUTS   COMPENSATION
POSITION                        YEAR   SALARY($)   BONUS($)       ($)(1)        ($)(2)     SARS(2)    ($)(3)       ($)(4)
------------------              ----   ---------   ---------   ------------   ----------   --------   -------   ------------
Darwin Deason.................  2001    574,295    1,435,750         --            --           --       --        9,558
  Chairman of the Board         2000    525,000    1,367,625         --            --           --       --           --
                                1999    525,000    1,312,500         --            --       75,000       --           --
Jeffrey A. Rich...............  2001    500,000    1,000,000         --            --      100,000       --        5,992
  President and Chief           2000    425,000     885,700          --            --           --       --        1,063
  Executive Officer             1999    425,000     850,000          --            --      250,000       --        2,922
Mark A. King..................  2001    333,333     600,000          --            --      150,000       --        9,086
  Chief Operating Officer       2000    275,000     429,825          --            --       50,000       --        1,146
                                1999    275,000     412,500          --            --       50,000       --        1,289
Henry G. Hortenstine..........  2001    300,000     450,000          --            --           --       --        7,545
  Executive Vice President,     2000    275,000     429,825          --            --      100,000       --        1,203
  Global Business Development   1999    275,000     412,500          --            --           --       --        1,719
Harvey Braswell...............  2001    238,846     343,750          --            --      100,000       --        4,711
  Group
  President -- Government       2000    200,000     180,000          --            --       25,000       --        6,480
  Services, and Executive       1999    107,962     100,000          --            --      100,000       --        3,313
  Vice President

---------------

(1) None of the Named Executive Officers received personal benefits, securities or property in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus during fiscal years 2001, 2000, or 1999.

(2) ACS did not grant any restricted stock awards or stock appreciation rights ("SARS") to the Named Executive Officers during fiscal years 2001, 2000 or 1999.

(3) ACS did not grant any long-term incentive plan payouts to the Named Executive Officers during fiscal years 2001, 2000, or 1999.

(4) Payments for executive medical and life insurance plans. For those executives participating in ACS' 401(k) Plan, amounts paid by ACS to match the employee's contribution are included.

     The following table sets forth the number of options granted during the fiscal year ended June 30, 2001 to the Named Executive Officers to purchase shares of Class A common stock and the potential realizable value of these options.

                     OPTION GRANTS DURING FISCAL YEAR 2001

                                            INDIVIDUAL GRANTS
                        ---------------------------------------------------------
                                         % OF TOTAL                                  POTENTIAL REALIZABLE VALUE
                          NUMBER OF     OPTIONS/SARS                                  AT ASSUMED ANNUAL RATES
                         SECURITIES      GRANTED TO                                 OF STOCK PRICE APPRECIATION
                         UNDERLYING     EMPLOYEES IN                                     FOR OPTION TERM(2)
                        OPTIONS/SARS       FISCAL       EXERCISE OR    EXPIRATION   ----------------------------
NAME                    GRANTED(#)(1)    YEAR(%)(1)    BASE PRICE($)      DATE         5%($)          10%($)
----                    -------------   ------------   -------------   ----------   ------------   -------------
Darwin Deason.........          --            --              --              --            --              --
Jeffrey A. Rich.......     100,000          7.55          32.875       7/11/2010     2,067,491       5,239,428
Mark A. King..........     150,000         11.33              (3)             (3)    4,747,368      12,030,763
Henry G.
  Hortenstine.........          --            --              --              --            --              --
Harvey V. Braswell....     100,000          7.55              (4)             (4)    3,302,089       8,368,144

---------------

(1) ACS did not grant any SARS to the Named Executive Officers during fiscal year 2001.

(2) The amounts in these columns are the result of calculations at the 5% and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of ACS' stock price.

(3) Two option grants -- Option for 50,000 shares granted July 11, 2000 at an option price of $32.875 per share, with an expiration of July 11, 2010; and option for 100,000 shares granted March 21, 2001 at an option price of $59.050 per share, with an expiration of March 21, 2011.

(4) Two option grants -- Option for 25,000 shares granted July 11, 2000 at an option price of $32.875 per share, with an expiration of July 11, 2010; and option for 75,000 shares granted March 21, 2001 at an option price of $59.050 per share, with an expiration of March 21, 2011.

     The following table provides information related to options exercised by the Named Executive Officers during fiscal year 2001 and the number and value of options held at fiscal year end. ACS does not have any SARS outstanding.

                 AGGREGATE OPTION/SAR EXERCISES IN FISCAL 2001
                      AND JUNE 30, 2001 OPTION/SAR VALUES

                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                         OPTIONS/SARS                  OPTIONS/SARS
                         SHARES        VALUE        AT JUNE 30, 2001(#)(2)       AT JUNE 30, 2001($)(2)(3)
                       ACQUIRED ON    REALIZED    ---------------------------   ---------------------------
NAME                   EXERCISE(#)     ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   ----------   -----------   -------------   -----------   -------------
Darwin Deason........         --             --          --         75,000              --      3,663,563
Jeffrey A. Rich......    200,000     10,054,235     222,050        410,000      12,369,359     19,162,475
Mark A. King.........     40,014      2,440,562      80,000        330,000       4,402,800     10,958,425
Henry G.
  Hortenstine........    223,970     10,793,175          --        180,000              --      6,923,800
Harvey V. Braswell...         --             --          --        225,000              --      6,296,313

---------------

(1) For options exercised on or prior to December 31, 2000, represents the value realized upon exercise calculated as the number of options exercised times difference between the average of the high and low stock trading price from the trading day immediately prior to the exercise date and the exercise price. For options exercised on or after January 1, 2001, represents the value realized upon exercise calculated as the number of options exercised times difference between the actual stock trading price and the exercise price.

(2) ACS did not grant any SARS to the Named Executive Officers during fiscal years 2001, 2000 or 1999.

(3) Represents the value of unexercised options calculated as the number of unexercised options times the difference between the closing price at June 30, 2001 of $71.91 and the exercise price.

MR. DEASON'S SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT AND EMPLOYMENT AGREEMENT; SEVERANCE AGREEMENTS FOR CERTAIN EXECUTIVE OFFICERS

     In December 1998, ACS entered into a Supplemental Executive Retirement Agreement with Mr. Deason. Pursuant to the Supplemental Executive Retirement Agreement, which was reviewed and approved by the Special Compensation Committee, Mr. Deason will receive a benefit upon the occurrence of certain events equal to the excess of (i) an actuarially calculated amount based on a percentage of his average monthly compensation determined by his monthly compensation during the highest thirty-six consecutive calendar months from among the 120 consecutive calendar months ending on the earlier of his termination with ACS or his normal retirement date over (ii) the value of particular options granted to Mr. Deason (including 75,000 shares covered by options granted in October 1998 with an exercise price of $23.08 per share). The percentage applied to the average monthly compensation will vary from 2% on June 30, 1999 to 56% on May 18, 2005. The events triggering the benefit are normal retirement, late retirement, total and permanent disability, death, resignation, change in control of ACS or termination for any reason other than cause. The benefit will be paid in a lump sum or, at the election of Mr. Deason, in monthly installments over a period not to exceed ten years. If the payment is caused by a change in control and at such time Mr. Deason would be subject to an excise tax under the Internal Revenue Code with respect to the benefit, the amount of the benefit will be grossed-up to offset this tax.

     In March 1999, ACS also entered into an Employment Agreement with Mr. Deason. The Employment Agreement, which was previously reviewed and approved by the Special Compensation Committee and replaced an earlier severance agreement, has a term until May 18, 2004, unless extended in accordance with its terms or terminated earlier, either by Mr. Deason or by a unanimous vote of the Board of Directors (not including Mr. Deason). The Employment Agreement provides for a base salary of $525,000 per year, subject to annual adjustments by a percentage equal to the average percentage adjustments to the annual salaries of the top five executive officers of ACS. The Employment Agreement also provides for an annual bonus based on the achievement of financial goals set for Mr. Deason by the Special Compensation Committee. This bonus can be up to 250% of Mr. Deason's base salary for that year. In addition, the Employment Agreement provides for severance benefits for Mr. Deason upon a change of control of ACS and for supplemental retirement benefits for Mr. Deason.

     ACS has previously entered into severance agreements with its executive officers who are members of the Board of Directors (other than Mr. Deason), which upon the occurrence of certain events, will entitle the executive to receive a severance benefit. Under the severance agreements, one of the conditions to payment of the severance benefit is that one of the following triggering events must occur: (i) ACS undergoes a consolidation or merger in which ACS is not the surviving company or in which ACS common stock is converted into cash, securities or other property such that ACS holders of common stock do not have the same proportionate ownership of the surviving company's common stock as they held of ACS' common stock prior to the merger or consolidation;
(ii) ACS sells, leases or transfers all or substantially all of its assets to a company in which ACS owns less than 80% of the outstanding voting securities; or
(iii) ACS adopts or implements a plan or proposal to liquidate ACS. If the Board of Directors of ACS does not approve the consummation of any of such foregoing triggering events, then each executive officer shall be entitled to receive the severance benefit. If the Board of Directors of ACS approves the consummation of the triggering event, then the executive's right to receive the severance benefit accrues only if, within three years of the consummation of the triggering event, (a) the executive is terminated without cause, (b) the executive is directly or indirectly removed from a position he held prior to the consummation of the triggering event, (c) the executive suffers a significant and adverse change in the nature or scope of his authority or responsibilities,
(d) the executive believes in good faith that he has been rendered unable to carry out his responsibilities or has suffered a reduction of his authority or responsibilities, (e) the executive is required to travel significantly more than prior to the consummation of the triggering event, or (f) if ACS materially breaches the severance agreement.

     The executive's right to receive such severance benefit also accrues if a person or entity (other than one or more trusts established by ACS for the benefit of employees of ACS or a person or entity that holds 15% or more of ACS' outstanding common stock on the date the particular severance agreement was entered into) becomes the beneficial owner of 15% or more of ACS' outstanding common stock, but only if during any period of 24 consecutive months there is a turnover of a majority of the board of directors. There shall be excluded form the determination of the turnover of directors, (i) those directors who are replaced by new directors who are approved by a vote of at least a majority of the directors (continuing director) who have been a member of the Board of Directors of ACS since August 5, 1997, (ii) a member of the board who succeeds an otherwise continuing director and who was elected, or nominated for election by ACS' stockholders, by a majority of the continuing directors then still in office, and (iii) any director elected, or nominated for election by ACS' stockholders to fill any vacancy or newly created directorship by a majority of the continuing directors still in office.

     The severance benefit to be received by each executive includes a lump sum payment, equal to (a) three times the sum of (i) the executive's per annum base salary, plus (ii) the executive's bonus for the preceding fiscal year, plus (b) the executive's target bonus for the then-current fiscal year, pro rated to reflect the number of days the executive was employed by ACS in that fiscal year. In addition, ACS will, for up to three years after severance, continue to pay insurance benefits to the executive until the executive secures employment that provides replacement insurance, and ACS will continue to provide insurance benefits to the executive to the extent any new insurance the executive receives from a subsequent employer does not cover a pre-existing condition. Also, when determining any executive's eligibility for post-retirement benefits under any welfare benefit plan, the executive shall be credited with three years of participation and age credit. The executive is also entitled to receive additional payments to compensate for the effect of excise taxes imposed under
Section 4999 of the Internal Revenue Code and any interest or penalties associated with these excise taxes upon payments made by ACS for the benefit of the executive.

     These severance agreements may be terminated by ACS with one year advance written notice; however, if a triggering event is consummated prior to termination by ACS, then these agreements will remain in effect for at least three years plus any additional time necessary to give effect to the terms of the agreements.

STOCKHOLDER PROPOSAL:

                                   PROPOSAL 3

Diversity of Board Candidates and Committee Members

     Calvert Asset Management Company Inc., whose address is 4550 Montgomery Avenue, Bethesda, Maryland 20814, the holder of 200 shares of ACS' Class A common stock, has advised ACS that it plans to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which ACS accepts no responsibility is set forth below.

  WHEREAS:

     We believe that Affiliated Computer Services is operating in an increasingly diverse global environment. The company can only benefit from the deliberate recruitment of qualified directors who reflect the people in the workforce and marketplace of the Twenty-first Century;

     We believe the Department of Labor's 1995 Glass Ceiling Commission report "Good For Business: Making Full Use of the Nation's Human Capital" confirms that diversity and inclusiveness within corporations has a positive impact on the bottom line;

     We believe that the board of directors of many publicly-owned companies have benefited from the perspectives brought to their decision-making by their well qualified board members of both genders and of diverse backgrounds;

     We believe that Affiliated Computer Services currently has a distinguished board of nine persons. Unfortunately, this board does not include women or minority representatives; and

     We believe that the board of directors, or its nominating committee should take every reasonable step to ensure that women and minorities are in the pool from which board nominees are chosen.

  BE IT RESOLVED:

     That the board of directors, or its nominating committee in its search for suitable board candidates make a greater effort to search for qualified women and minority candidates for nomination to the board of directors;

     That the company provide to shareholders, at reasonable expense, a report which includes a description of:

     - Efforts to encourage diversified representation on the board;

     - Criteria for board qualification;

     - The process of selecting board nominations; and

     - The selection process for board committee members.

       THE POSITION OF THE BOARD OF DIRECTORS WITH RESPECT TO PROPOSAL 3:

     ACS is committed to racial and gender diversity throughout the company and has adopted employment policies regarding that commitment. The Board is always searching for the most qualified candidates, regardless of race, gender or any other classification, with the background, experience, knowledge, and skills to oversee the operations of a corporation as large and as complex as ACS. Historically, ACS has had very few changes in the makeup of the Board and additions to the board have generally occurred in the context of specific significant transactions, such as mergers, in which specific individuals are added to the Board because of their specific industry knowledge. ACS believes the current makeup of the Board is appropriate for a company the size of ACS and is confident that as the company continues to grow all qualified candidates for director positions, regardless of race or gender, will be considered by our Nominating Committee. While ACS supports the principles underlying this stockholder proposal, we believe it would, if adopted, add additional administrative burden to the company without providing any benefit to its stockholders.

         REPORT OF THE COMPENSATION COMMITTEE AND SPECIAL COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee has been responsible for approving compensation for ACS' senior executives, including recommending to the Board of Directors policies and plans concerning the salaries, bonuses and other compensation for all executive officers, except that such approval and recommendation with respect to salaries, bonus and other compensation for Mr. Deason, Mr. Rich and Mr. King are the responsibility of the Special Compensation Committee. The objective of ACS' executive compensation program is to attract and retain qualified, motivated executives and to closely align their financial interests with both the short and long-term interests of ACS' stockholders. The executive compensation program is intended to provide ACS' executive officers with overall levels of compensation that are competitive within the information industry, as well as within a broader spectrum of companies of size and complexity.

     The Special Compensation Committee determines the base salary for the CEO, based upon the financial performance of ACS, and upon the contribution, performance, and the pay levels of similarly positioned executives in comparable companies. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered.

     The three principal components of ACS' executive compensation program are base salary, annual incentive bonus opportunities and stock options.

     BASE SALARIES

          Each executive officer's base salary is reviewed annually and is subject to adjustment on the basis of individual, corporate and, in some instances, business unit performance, as well as competitive and inflationary considerations.

     INCENTIVE BONUS

          Incentive bonus payments for executive officers are made at the end of each fiscal year based upon the achievement of some or all of the following: consolidated financial criteria (which can include consolidated revenues, consolidated earnings before interest, taxes and depreciation, consolidated pre-tax earnings and consolidated earnings per share), business unit financial criteria, and the attainment of individual goals. Such criteria and goals are established by the Chairman of the Board and CEO of ACS, subject to approval by the Compensation Committee of the Board of Directors, at the beginning of each fiscal year (or, in the cases of the Chairman and the Chief Executive Officer, subject to the approval of the Special Compensation Committee). During fiscal year 2001, ACS achieved 100% of such measures of consolidated financial criteria.

          For fiscal year 2001, executive officers were eligible to receive maximum bonuses of between 125% and 250% of salary provided the set goals and criteria were met.

          In addition to the above described bonus plan, for fiscal year 2002, there is an accelerator bonus plan which allows each of the executive officers to earn up to an additional 25% of their maximum annual bonus upon exceeding certain consolidated financial criteria. During fiscal year 2001, ACS achieved none of such measures of consolidated financial criteria under the accelerator bonus plan, and no payments were made under the accelerator bonus plan.

     STOCK OPTION PLAN

          ACS' 1997 Stock Incentive Plan ("Stock Option Plan") is administered by the Special Compensation Committee. The Special Compensation Committee approves the individuals eligible to receive grants of options under the Stock Option Plan, the type of option granted, the number of shares of Class A common stock subject to a grant and the terms of the grant, including exercise price, exercise date and any restrictions on exercise. The Special Compensation Committee also has been responsible for determining the advisability and terms of any buyout of options previously granted, reductions in the exercise prices of previously granted options and the terms of any deferred grant of options granted under the Stock Option Plan.

          The Stock Option Plan also provides for the issuance of stock purchase rights. When the Special Compensation Committee determines to grant a stock purchase right, it will advise the recipient of the grant of the terms and conditions of the grant, including any restrictions on the grant, the number of shares subject to the grant, the exercise price of the grant and the time within which the grant must be accepted by the recipient. The maximum amount of time that a recipient may have to accept the grant is 30 days. The purchase price of stock acquired pursuant to a stock purchase right shall not be less than 50% of the fair market value of ACS' Class A common stock at the time of grant. There have been no stock purchase rights granted through June 30, 2001.

                                          Submitted by the Compensation
                                          Committee
                                          and the Special Compensation Committee
                                          of the Board of Directors:

                                          DARWIN DEASON*
                                          FRANK A. ROSSI
                                          JOSEPH P. O'NEILL

                                          *Not a member of the
                                           Special Compensation Committee

                         REPORT OF THE AUDIT COMMITTEE

     Management is responsible for the financial reporting process of ACS, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. ACS' independent auditors are responsible for auditing those financial statements. The Audit Committee of the Board of Directors (the "Committee") has the responsibility to monitor and review these processes. The Committee relies, without independent verification, on the information provided and on the representations made by management and the internal and independent auditors.

     The eight meetings (four of which were special meetings to approve the release of the quarterly earnings) held by the Committee during the 2001 fiscal year were designed, among other things, to facilitate and encourage communication among the Committee, management, the internal auditors and ACS' independent auditors, PricewaterhouseCoopers LLP ("PwC"). The Committee discussed with ACS' internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of ACS' internal controls. The Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended June 30, 2001 with management, internal auditors and PwC. The Committee also discussed with the independent auditors matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of ACS' consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     ACS' independent auditors also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors their independence from ACS. When considering PwC's independence, the Committee considered whether PwC's provision of services to ACS beyond those rendered in connection with their audit and review of the ACS' consolidated financial statements was compatible with maintaining auditor independence. The Committee also reviewed, among other things, the amount of fees paid to PwC for audit and non-audit services.

     Based on our review and these meetings, discussions and reports, and subject to the limitations on the Committee's role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that ACS' audited consolidated financial statements for the fiscal year ended June 30, 2001 be included in ACS' Annual Report on Form 10-K. The Committee has also recommended the selection of ACS' independent auditors, and, based on this recommendation, the Board has selected PwC as ACS' independent auditors for the fiscal year ending June 30, 2002.

                                          Submitted by the Audit Committee
                                          of the Board of Directors:

                                          FRANK A. ROSSI
                                          JOSEPH P. O'NEILL
                                          CLIFFORD M. KENDALL

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP ("PwC"), independent certified accountants, has been selected as ACS' independent accountant for the fiscal year 2002. PwC was also ACS' independent accountant for fiscal year 2001. A representative of PwC is expected to be present at the Annual Meeting. That representative will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

     AUDIT FEES

     For fiscal year 2001, PwC billed or will bill ACS an aggregate of $389,850 for professional services rendered for the audit of ACS' fiscal year 2001 financial statements and the review of ACS' financial statements included in the quarterly reports on Securities and Exchange Commission Form 10-Q filed by ACS in fiscal year 2001.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For fiscal year 2001, PwC did not render any professional services for ACS in connection with financial information systems design and implementation.

     ALL OTHER FEES

     For fiscal year 2001, PwC billed ACS an aggregate of $379,255 for all other non-audit services performed for ACS. These services consisted of tax compliance, advisory services, litigation support and other services not included in the preceding fee sections.

         COMPARISON OF TOTAL CUMULATIVE RETURN FROM SEPTEMBER 26, 1994
                            THROUGH JUNE 30, 2001 OF
            AFFILIATED COMPUTER SERVICES, INC. CLASS A COMMON STOCK,
              STANDARD & POOR'S COMPUTER SOFTWARE & SERVICES INDEX
                     AND THE STANDARD & POOR'S STOCK INDEX

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------------------------------
                        09/26/94
                       (IPO Date)   06/30/95   06/25/96   06/30/97   06/30/98   06/30/99   06/30/00   06/30/01
--------------------------------------------------------------------------------------------------------------
 ACS                       100        191        294        350        481        633        414        899
 Standard & Poor's
  Computer Software
  & Services Index         100        145        192        296        427        641        717        538
 Standard & Poor's
  Stock Index              100        120        150        200        257        312        334        287

     Note: The graph above compares the total cumulative return of ACS Class A common stock from September 26, 1994 through June 30, 2001 with the Standard & Poor's Computer Software & Services Index and the Standard & Poor's Stock Index.

     The graph assumes the investment of $100 on September 26, 1994 and the reinvestment of all dividends. The stock price performance shown on the graph is not necessarily indicative of future stock performance.

     THE ABOVE REPORTS OF THE COMPENSATION COMMITTEE, SPECIAL COMPENSATION COMMITTEE AND AUDIT COMMITTEE AND THE STOCK PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH OR INCORPORATED BY REFERENCE INTO ANY FILING BY ACS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT ACS SPECIFICALLY INCORPORATES SUCH REPORT OR GRAPH BY REFERENCE.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For information on Compensation Committee interlocks and insider participation, see "Certain Transactions."

                              CERTAIN TRANSACTIONS

     In connection with the tax free spin off of Precept Business Services, Inc. ("Precept") from ACS on June 30, 1994, ACS and Precept entered into a reciprocal services agreement pursuant to which Precept would sell business forms and supplies, and provide courier and certain other administrative services to ACS, and ACS would provide office space and certain administrative services to Precept. Precept filed a petition in bankruptcy during ACS' 2001 fiscal year and ACS has discontinued acquiring products and services from Precept. Mr. Deason, who was a director of Precept and held voting control has resigned from the Board of Precept. Also, Douglas Deason, one of Mr. Deason's sons, who was the President and Chief Executive Officer and a director of Precept resigned his officer and director positions prior to the filing of the bankruptcy. The costs incurred by ACS for product delivered and services provided by Precept covered by such reciprocal services agreement, which are believed to approximate fair market value, were approximately $1.4 million for fiscal year 2001.

     Mr. Deason and ACS, along with two other investors, are the stockholders in DDH Aviation, Inc., a corporate airplane brokerage firm organized in late 1997. DDH has a $47 million line of credit with Citicorp USA, Inc., for which Mr. Deason and ACS, in exchange for warrants to acquire additional voting stock, act as guarantors. ACS guaranteed up to approximately $11.5 million of the line of credit and Mr. Deason has guaranteed up to approximately $16.5 million of the line of credit. Assuming that all warrants are exercised and all shares to be issued to certain key employees of DDH (upon the attainment of certain performance goals) have been issued, Mr. Deason owns approximately 44% of the equity interests in DDH and ACS owns approximately 6%. Mr. Deason is one of the five directors of DDH, as well as its Chairman of the Board. ACS has access to aircraft from DDH. On August 21, 2001, ACS entered into an Agreement for Purchase with DDH for the purchase of a Challenger 600 aircraft. The purchase price of the aircraft is $8.5 million, which includes refurbishment of the interior and exterior of the aircraft. A deposit of $1.7 million was made with DDH when ACS executed the agreement and an additional deposit of $2.5 million will be due on October 1, 2001, with the balance due when the aircraft is delivered to ACS, which should occur in the second calendar quarter of ACS' 2002 fiscal year.

                 STOCKHOLDERS PROPOSALS FOR 2002 ANNUAL MEETING

     If any stockholder of ACS intends to present a proposal for consideration at the Fiscal Year 2002 Annual Meeting of Stockholders and desires to have such proposal in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at ACS' principal executive offices, 2828 North Haskell Avenue, Dallas, Texas 75204,
Attention: William L. Deckelman, Jr., Corporate Secretary, no sooner than May 1, 2002 but not later than May 31, 2002. If any stockholder of ACS intends to present a proposal for consideration at the Fiscal Year 2002 Annual Meeting of Stockholders without inclusion of such proposal in the proxy statement and form of proxy, such stockholder must provide notice to ACS of such proposal. ACS must receive such notice at its principal executive offices, 2828 North Haskell Avenue, Dallas, Texas 75204, Attention: William L. Deckelman, Jr., Corporate Secretary, no sooner than May 1, 2002, but not later than May 31, 2002 and in the case of proposals to nominate persons for election to the Board of Directors, the proposal must be received by ACS no sooner than May 27, 2002, but not later than June 26, 2002.

                                            By Order of the Board of Directors

                                            /s/ WILLIAM L. DECKELMAN, JR.

                                                William L. Deckelman, Jr.
                                                    Corporate Secretary

September 28, 2001

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                         OF THE ACS BOARD OF DIRECTORS

                   AS REVISED AND ADOPTED ON AUGUST 23, 2000

I.  PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

          Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

          Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

          Provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

     The Audit Committee shall be comprised of at least three (3) directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of any internal audit departments and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with section IV Paragraphs 4. and 6. below.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

     DOCUMENTS/REPORTS REVIEW

     1.  Review and update this Charter periodically as conditions dictate.

     2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any government body, or the public, including any certification, report, opinion, or review rendered by the independent accountants. This review is to encompass significant transactions not a normal part of the Corporation's operations, changes, if any, during the year in the Corporation's accounting principles or their application and significant adjustments proposed by the independent public accountants.

     3. Review the regular internal reports to management prepared by any internal auditing department and management's response.

     4. Discuss with the independent public accountants the quality of the Corporation's financial and accounting personnel and any relevant recommendation that the independent public accountants may have, including a consideration of the improvement of internal financial controls and a review of accounting policies and management reporting systems.

     5. Review written responses of management to the comments and recommendations of the independent public accountants, as applicable.

     6. Discuss with the independent public accountants the annual reported earnings prior to the release thereof to the public (i.e., the quarterly reported earnings may be released to the public irrespective of whether the Audit Committee has discussed same with the independent public accountants), and review the quarterly and annual financial statements prior to submission to any government body or to the public.

     INDEPENDENT ACCOUNTANTS

     7. Recommend to the Board of Directors the selection of the independence accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

     8. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

     9. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

     10. Instruct the independent accountants that the Board of Directors is the accountants' client and that the independent accountants have direct access to the Audit Committee when warranted.

     FINANCIAL REPORTING PROCESS

     11. In consultation with the independent accountants and any internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

     12. Inquire as to the independent accountants' views and consider the independent accountants' judgments about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

     13. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or any internal auditing department.

     14. Determine, as regards new transactions or events, the independent accountants' reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

     15. Consider, in consultation with the independent accountants' and management, the audit scope and plan of the independent accountants and any internal auditors.

     PROCESS IMPROVEMENT

     16. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and any internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     17. Following completion of the annual audit, review separately with each of management, the independent accountants and any internal auditors, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     18. Review any significant disagreement, disputes or difficulties among management and the independent accountants or any internal auditors in connection with the preparation of the financial statements and other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

     19. Review with the independent accountants, any internal auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

     20. Recommend to the Board of Directors any appropriate extensions or changes in the duties of the Audit Committee.

     ETHICAL AND LEGAL COMPLIANCE

     21. Establish, review and update periodically a Code of Business Conduct and ensure that management has established a system to enforce this Code.

     22. Review management's monitoring of the Corporation's compliance with the organization's Code of Business Conduct and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

     23. Review activities, organizational structure, and qualifications of any internal audit department.

     24. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

     25. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

     26. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

                       AFFILIATED COMPUTER SERVICES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 25, 2001
                       SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned stockholder of Affiliated Computer Services, Inc., a Delaware corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement each dated September 28, 2001 and the Corporation's Annual Report and hereby appoints Jeffrey A. Rich, William L. Deckelman, Jr. and Warren D. Edwards, or any of them, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at Cityplace Conference Center, 2711 North Haskell Avenue, Dallas, Texas 75204, on October 25, 2001 at 11:00 a.m., Dallas, Texas time, and at any adjournment or adjournments thereof, and to vote, as designated herein, all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, and in their discretion upon any other business or matters that may properly come before the meeting or any adjournment or adjournments thereof:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


--------------------------------------------------------------------------------
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
                                                             Please mark
                                                             your votes as
                                                             indicated in  [X]
                                                             this example


                                                  FOR all nominees listed below
                                                   (except as indicated below)                 WITHHOLD
1.   To elect nine (9) directors to serve
     until the fiscal year 2002 Annual                         [ ]                                [ ]
     Meeting of Stockholders and until their
     successors are duly elected and
     qualified.

     IF YOU WISH TO WITHHOLD AUTHORITY TO
     VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
     A LINE THROUGH THAT NOMINEE'S NAME IN
     THE LIST BELOW.

     Nominees: Darwin Deason; Jeffrey A.
     Rich; Mark A. King; William L.
     Deckelman, Jr.; Henry G. Hortenstine;
     Peter A. Bracken; Joseph P. O'Neill;
     Frank A. Rossi; Clifford M. Kendall

                                                   FOR                  AGAINST                  ABSTAIN

2.   To approve the performance-based              [ ]                    [ ]                      [ ]
     incentive compensation for the
     Corporation's executive officers.

3.   To approve the stockholder proposal           [ ]                    [ ]                      [ ]
     regarding diversity of the Board of
     Directors (if properly presented at the
     Annual Meeting).

                                                                  THIS PROXY IS SOLICITED ON BEHALF OF THE
                                                             BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS
                                                             DIRECTED OR, IF NO CONTRARY DIRECTION IS
                                                             INDICATED, WILL BE VOTED FOR THE ELECTION OF
                                                             DIRECTORS, FOR THE APPROVAL OF THE
                                                             PERFORMANCE-BASED INCENTIVE COMPENSATION FOR
                                                             THE CORPORATION'S EXECUTIVE OFFICERS, AGAINST
                                                             THE STOCKHOLDER PROPOSAL REGARDING DIVERSITY,
                                                             AND AS SAID PROXIES DEEM ADVISABLE ON SUCH
                                                             OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
                                                             MEETING.

                                                                  STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING
                                                             OF STOCKHOLDERS MAY VOTE IN PERSON EVEN THOUGH
                                                             THEY PREVIOUSLY MAILED THIS PROXY.


SIGNATURE(S)                                                         DATED:                      , 2001
             ------------------------------------------------------         ---------------------

(THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS
HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO
INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.)


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